                                                          EXHIBIT (a)(1)(xxviii)




                  TDBFG EMPLOYEE FUTURE BUILDER SAVINGS PROGRAM

                         TAKE-OVER BID INSTRUCTION FORM
                       FOR EMPLOYEES PARTICIPATING IN THE
                  TDBFG EMPLOYEE FUTURE BUILDER SAVINGS PROGRAM

       BEFORE COMPLETING THIS FORM, PLEASE READ THE FOLLOWING INFORMATION

In response to the offer of TD Waterhouse Holdings, Inc. to purchase TD Waterhouse Group, Inc. common shares (the "Shares") at US$9.00 net per share in cash for each outstanding Share (subject to the terms and conditions of the "Offer to Purchase" dated October 17, 2001 (the "Offer"),which is available on the TD Intranet under "TD Internal News" or a hard copy can be obtained by calling the CIBC Mellon Trust Company at 1-800-387-0825), I hereby instruct that the Shares allocated to my account in the above-noted plan be tendered or not be tendered in response to the Offer as follows (PLEASE CHECK ONE BOX BELOW AND COMPLETE):

         IMPORTANT: If you do NOT respond, your Shares will NOT be tendered. Forms returned without a signature and/or box checked will be incomplete, and therefore, will be treated as if no response was provided.

The Offer contemplates that Canadian shareholders may choose to receive the Canadian dollar equivalent of the Offer price. As the Plan can only accept cash in Canadian dollars, if you choose to tender your Shares, the Canadian currency option will be chosen on your behalf.

This document is not a solicitation for the tender of Shares and none of The Toronto-Dominion Bank, The Canada Trust Company or any of their respective affiliates is making any recommendation as to whether any employees of The Toronto-Dominion Bank or any of its affiliates should tender their Shares in the Offer.

        - PLEASE CUT AND DETACH THE LOWER PORTION ALONG THE DOTTED LINE -
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/ / I wish to TENDER all of the TD Waterhouse Group, Inc. shares allocated to my account in the TDBFG Future Builder Savings Program in response to the Offer and to choose to receive the proceeds in Canadian funds.

/ / I wish NOT TO TENDER any of the TD Waterhouse Group, Inc. shares allocated to my account in the TDBFG Future Builder Savings Program in response to the Offer.

THIS FORM MUST BE RECEIVED BY 12:00 NOON FRIDAY, NOVEMBER 9, 2001 (UNLESS THE OFFER IS EXTENDED). THE FORM MAY BE MAILED USING THE RETURN ENVELOPE PROVIDED, ALTERNATIVELY TO ENSURE RECEIPT BY THE DEADLINE, YOU MAY WISH TO ARRANGE FOR HAND DELIVERY OR COURIER TO THE FOLLOWING ADDRESS:

         CIBC Mellon Trust Company
         199 Bay Street, Commerce Court West
         Securities Level
         Toronto, ON  M5C 1G9


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